EXHIBIT 19.3
                                                                    ------------


Franklin Auto Trust 2001-2
Monthly Servicing Report

Collection Period:                                    July 2003
Distribution Date:                                    August 20, 2003
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,776      132,275,482.34       9.66%           67.52               62.92              4.60
      ii.    Non-Prime Loans          9,930      161,144,226.19      14.74%           67.40               61.18              6.22
      iii.   Sub-Prime Loans            545        6,580,292.26      19.70%           61.77               52.79              8.98
      iv.    Total Loans             18,251      300,000,000.79      12.61%           67.33               61.76              5.57

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.   Class A-1 Notes    55,000,000.00   2.10375%  12/20/2002   35242RAJ3
      ii.  Class A-2 Notes    74,500,000.00      2.79%  08/20/2004   35242RAK0
      iii. Class A-3 Notes    91,000,000.00      3.77%  02/20/2006   35242RAL8
      iv.  Class A-4 Notes    79,500,000.00      4.55%  07/20/2009   35242RAM6

   C.  Spread Account

      i.   Initial Cash Deposit                         0.00
      ii.  Spread Account Floor Amount          3,000,000.00
      iii. Specified Spread Account Amount      2.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  7,500,000.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,946       63,454,582.82       9.63%           68.59               45.77              22.82
      ii.    Non-Prime Loans          6,125       78,899,819.00      14.52%           68.07               44.34              23.73
      iii.   Sub-Prime Loans            301        2,892,505.50      19.25%           63.59               37.91              25.68
      iv.    Total Loans             11,372      145,246,907.32      12.48%           68.21               44.83              23.38

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes                       0.00         0.00
      ii.    Class A-2 Notes                       0.00         0.00
      iii.   Class A-3 Notes              65,746,907.32         0.00
      iv.    Class A-4 Notes              79,500,000.00         0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                3,000,000.00
      ii.    Payment Provider Commitment                3,000,000.00

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days   60-89 Days    90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           337,306.33    156,312.10   96,077.60   183,647.39     282,653.26               169,272.70
      ii.    Non-Prime Loans     1,962,989.72    789,540.45  455,485.21   431,086.54     597,823.37               404,958.84
      iii.   Sub-Prime Loans       109,852.13     45,714.76   37,112.16    31,709.34      33,122.86                29,064.00
      iv.    Total Loans         2,410,148.18    991,567.31  588,674.97   646,443.27     913,599.49               603,295.54


                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              27         13                 7         12               18                  11
      ii.    Non-Prime Loans         153         63                33         27               48                  34
      iii.   Sub-Prime Loans          11          5                 4          3                5                   4
      iv.    Total Loans             191         81                44         42               71                  49

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.53%        0.25%          0.15%      0.29%               0.45%                   0.27%
      ii.    Non-Prime Loans        2.49%        1.00%          0.58%      0.55%               0.76%                   0.51%
      iii.   Sub-Prime Loans        3.80%        1.58%          1.28%      1.10%               1.15%                   1.00%
      iv.    Total Loans            1.66%        0.68%          0.41%      0.45%               0.63%                   0.42%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.55%        0.26%          0.14%      0.24%               0.36%                   0.22%
      ii.    Non-Prime Loans        2.50%        1.03%          0.54%      0.44%               0.78%                   0.56%
      iii.   Sub-Prime Loans        3.65%        1.66%          1.33%      1.00%               1.66%                   1.33%
      iv.    Total Loans            1.68%        0.71%          0.39%      0.37%               0.62%                   0.43%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,792       60,177,265.53       9.63%           68.64               44.83              23.81
      ii.    Non-Prime Loans          5,934       75,194,973.62      14.53%           68.11               43.40              24.71
      iii.   Sub-Prime Loans            288        2,723,234.14      19.22%           63.70               37.03              26.67
      iv.    Total Loans             11,014      138,095,473.29      12.49%           68.25               43.90              24.35

   B.  Delinquencies in Period
                                  30-59 Days   60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           393,309.01     129,719.09   99,122.01    82,214.81     136,687.48             245,224.62
      ii.    Non-Prime Loans     2,139,339.06     775,003.36  549,300.33   319,512.71     633,328.87             829,978.44
      iii.   Sub-Prime Loans       146,615.07      26,399.39   36,304.20    38,914.60      15,094.71              33,716.07
      iv.    Total Loans         2,679,263.14     931,121.87  684,726.54   440,642.12     785,111.06           1,108,919.13

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              28         11              5             7              9                        18
      ii.    Non-Prime Loans         162         59             42            19             48                        65
      iii.   Sub-Prime Loans          16          2              4             3              1                         5
      iv.    Total Loans             206         72             51            29             58                        88

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.65%       0.22%          0.16%          0.14%          0.23%                    0.41%
      ii.    Non-Prime Loans        2.85%       1.03%          0.73%          0.42%          0.84%                    1.10%
      iii.   Sub-Prime Loans        5.38%       0.97%          1.33%          1.43%          0.55%                    1.24%
      iv.    Total Loans            1.94%       0.67%          0.50%          0.32%          0.57%                    0.80%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.58%       0.23%          0.10%          0.15%          0.19%                    0.38%
      ii.    Non-Prime Loans        2.73%       0.99%          0.71%          0.32%          0.81%                    1.10%
      iii.   Sub-Prime Loans        5.56%       0.69%          1.39%          1.04%          0.35%                    1.74%
      iv.    Total Loans            1.87%       0.65%          0.46%          0.26%          0.53%                    0.80%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         1,483,734.97
             b.  Principal Collections                        6,042,514.90

      ii.    Net Liquidation Proceeds                           324,843.19
      iii.   Post Disposition Recoveries                         86,174.41
      iv.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                       1,483,734.97
      ii.    Total Principal Collections                      6,367,358.09
      iii.   Collected Funds                                  7,851,093.06
      iv.    Reinvestment Income Collected in Spread Account      1,819.30

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                         145,246,907.32
      ii.    Principal Collections                            6,367,358.09
      iii.   Realized and Cram-Down Losses                      784,075.94
      iv.    Month End Pool Balance                         138,095,473.29

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        52,878.82
             b.  Non-prime Receivables @ 1.50%                   98,624.77
             c.  Sub-prime Receivables @ 2.00%                    4,820.84
             d.  Total Servicing Fee                            156,324.44
             e.  Total Receivables @ 1.25%                      151,298.86

      ii.    Base Servicing Fee (less of id. and ie.)           151,298.86
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             5,025.57
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       5,025.57
      vii.   Supplemental Servicing Fee                          61,208.16
      viii.  Total Supplemental Servicing Fee                    61,208.16

   B.  Surety Fee
      i.     Surety Fee Rate                                         0.160%
      ii.    Base Surety Fee Due                                 19,366.25
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                19,366.25

   C.  Bond Interest
                                     Bond        Number                  Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes     2.10375%         30              0.00       0.00         0.00                   0.00
      ii.    Class A-2 Notes        2.79%         30              0.00       0.00         0.00                   0.00
      iii.   Class A-3 Notes        3.77%         30        206,554.87       0.00         0.00             206,554.87
      iv.    Class A-4 Notes        4.55%         30        301,437.50       0.00         0.00             301,437.50
      v.     Total                  4.20%                   507,992.37       0.00         0.00             507,992.37


   D.  Bond Principal

      i.     Beginning Note Balance                         145,246,907.32
      ii.    Current Pool Balance                           138,095,473.29
      iii.   Principal Distributable Amount                   7,151,434.03

   E.  Total Required Distributions                           7,830,091.51
   F.  Total Available Funds                                  7,937,267.47
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       3,001,819.30
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            3,000,000.00
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 7,937,267.47

Section V.  Waterfall for Distributions

   A.  Total Available Funds               7,937,267.47

                                                                                                        Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall         for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                  151,298.86         151,298.86                 0.00          7,785,968.61
   C.  Surety Fee                                      19,366.25          19,366.25                 0.00          7,766,602.36
   D.  Note Interest                                  507,992.37         507,992.37                 0.00          7,258,609.99
   E.  Principal Distributable Amount               7,151,434.03       7,151,434.03                 0.00            107,175.96
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                 0.00            107,175.96
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                 0.00            107,175.96
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                 0.00            107,175.96
   I.  Reserve Deposit                                      0.00               0.00                 0.00            107,175.96
   J.  Payment of Additional Servicing Fee              5,025.57           5,025.57                 0.00            102,150.39
   K.  Deposit to Certificate Distribution Acct.      102,150.39         102,150.39                 0.00                  0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes             0.00                0.00               0.00         0.00            0.00             0.00
   B.  Class A-2 Notes             0.00                0.00               0.00         0.00            0.00             0.00
   C.  Class A-3 Notes    65,746,907.32        7,151,434.03      58,595,473.29   206,554.87      206,554.87             0.00
   D.  Class A-4 Notes    79,500,000.00                0.00      79,500,000.00   301,437.50      301,437.50             0.00
   E.  Total             145,246,907.32        7,151,434.03     138,095,473.29   507,992.37      507,992.37             0.00



Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  1.05%
      ii.    Previous Month                                 3.82%
      iii.   Second Previous Month                          3.54%
      iv.    Three-Month Average                            2.84%
      v.     Previous Three Month Average                   3.56%
      vi.    Second Previous Three Month Average            4.11%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            3,000,000.00
      ii.    Spread Account Specified Amount        6,000,000.00
      iii.   Spread Account Maximum Amount         13,809,547.33
      iv.    Spread Account Required Amount         3,000,000.00

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                                         3,001,819.30     3,000,000.00
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                  0.00          0.00      3,001,819.30     3,000,000.00
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                           0.00          0.00      3,001,819.30     3,000,000.00
      iv.    Deposit to Spread Account from Waterfall                          0.00          0.00      3,001,819.30     3,000,000.00
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                  -1,819.30          0.00      3,000,000.00     3,000,000.00
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                      0.00          0.00      3,000,000.00     3,000,000.00
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                      0.00          0.00      3,000,000.00     3,000,000.00
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit       0.00          0.00      3,000,000.00     3,000,000.00
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00      3,000,000.00     3,000,000.00

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.00%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                  195
   M.  Balance of Loans Extended During the Current
         Collection Period                                         2,647,999.35


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period    Current    Current Period
                              Cumulative       Current Period     Cumulative       Period       Prepayment
                              Charge Offs       Charge-Offs           Losses       Losses         Spread
                            ------------------------------------------------------------------------------------
   i.     Prime Loans        2,608,611.15        245,224.62     1,323,564.23     109,536.25       1.8820%
   ii.    Non-Prime Loans   10,124,964.54        829,978.44     5,762,900.24     570,542.89       1.7328%
   iii.   Sub-Prime Loans      578,059.94         33,716.07       367,544.06      17,822.39       1.9336%
   iv.    Total Loans       13,311,635.63      1,108,919.13     7,454,008.53     697,901.53       1.8043%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President